EXHIBIT 10.O.1
AMENDMENT NO. 1 TO THE
OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES
     Pursuant to Section 13.1 of the El Paso Energy Corporation Omnibus Plan for Management Employees, Amended and Restated Effective as of December 3, 1999 (the “Plan”), the Plan is hereby amended as follows, effective December 1, 2000:
     Section 5.1 is hereby amended to read as follows:
     “5.1 Subject to Section 5.2, the maximum number of shares for which Options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is thirty-seven million (37,000,000) shares of Common Stock, from shares held in the Company’s treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Plan Administrator, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Any Options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend. For purposes of this Section 5.1, the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of Options, limited stock appreciation rights, stock appreciation rights or Restricted Stock and not returned to the Company upon cancellation, expiration or forfeiture (regardless of whether the holder of such awards received dividends or other economic benefits) of any such award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of the award.”
     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1sth day of December, 2000.

EL PASO ENERGY CORPORATION
By	/s/ Joel Richards III
Executive Vice President

ATTEST:
By	/s/ David L. Siddall
Corporate Secretary